CUSIP 459824-20-7

EXHIBIT 99.17

The information relates to directors and persons who are executive officers of Berjaya Lottery Management (H.K.) Limited (“Berjaya”):

Name and Position with Berjaya	Employer and Address

Tan Sri Dato’ Seri Vincent Tan Chee Yioun Director	Berjaya Lottery Management (H.K.) Limited Level 12 (East Wing) Berjaya Times Square, No. 1, Jalan Imbi, 55100 Kuala Lumpur, Malaysia

Chan Kien Sing Director	Berjaya Lottery Management (H.K.) Limited Level 12 (East Wing) Berjaya Times Square, No. 1, Jalan Imbi, 55100 Kuala Lumpur, Malaysia

The information relates to directors and persons who are executive officers of Berjaya Sports Toto Berhad (“Berjaya Toto”):

Name and Position with Berjaya Toto	Employer and Address

Tan Sri Dato’ Thong Yaw Hong Chairman	Berjaya Sports Toto Berhad Level 12 (East Wing) Berjaya Times Square, No. 1, Jalan Imbi, 55100 Kuala Lumpur, Malaysia

Dato’ Robin Tan Yeong Ching Chief Executive Officer	Berjaya Sports Toto Berhad Level 12 (East Wing) Berjaya Times Square, No. 1, Jalan Imbi, 55100 Kuala Lumpur, Malaysia

Rayvin Tan Yeong Sheik Director	Berjaya Sports Toto Berhad Level 12 (East Wing) Berjaya Times Square, No. 1, Jalan Imbi, 55100 Kuala Lumpur, Malaysia

Chan Kien Sing Director	Berjaya Sports Toto Berhad Level 12 (East Wing) Berjaya Times Square, No. 1, Jalan Imbi, 55100 Kuala Lumpur, Malaysia

Datuk Robert Yong Kuen Loke Director	Berjaya Sports Toto Berhad Level 12 (East Wing) Berjaya Times Square, No. 1, Jalan Imbi, 55100 Kuala Lumpur, Malaysia

Freddie Pang Hock Cheng Director	Berjaya Sports Toto Berhad Level 12 (East Wing) Berjaya Times Square, No. 1, Jalan Imbi, 55100 Kuala Lumpur, Malaysia

Seow Swee Pin Director	Berjaya Sports Toto Berhad Level 12 (East Wing) Berjaya Times Square, No. 1, Jalan Imbi, 55100 Kuala Lumpur, Malaysia